As filed with the Securities and Exchange Commission on June 11, 2007
Registration No. 333-143017

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE
AMENDMENT NO. 1 TO
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

General Cable Corporation*
(Exact name of registrant as specified in its charter)
*(and certain subsidiaries identified as Co-Registrants in the Table of Co-Registrants appearing below)

Delaware	3357	06-1398235
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4 Tesseneer Drive
Highland Heights, Kentucky 41076
(859) 572-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. Siverd, Esq.
Executive Vice President, General Counsel and Secretary
General Cable Corporation
4 Tesseneer Drive
Highland Heights, Kentucky 41076
(859) 572-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Alan H. Lieblich, Esq.
Sharon Bauer Berman, Esq.
Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania 19103-6998
(215) 569-5500

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

I.R.S. Employer
Exact Name of Co-Registrant as	State/Jurisdiction	Identification
Specified in its Charter	of Organization	Number

Diversified Contractors, Inc.	Delaware	76-0081448
Genca Corporation	Delaware	22-2885883
General Cable Industries, Inc.	Delaware	06-1009714
General Cable Industries, LLC	Delaware	61-1337429
General Cable Management LLC	Delaware	61-1400257
General Cable Overseas Holdings, Inc.	Delaware	61-1345453
General Cable Technologies Corporation	Delaware	51-0370763
General Cable Texas Operations L.P.	Delaware	61-1400258
GK Technologies, Incorporated	New Jersey	13-3064555
Marathon Manufacturing Holdings, Inc.	Delaware	75-2198246
Marathon Steel Company	Arizona	86-0117273
MLTC Company	Delaware	75-0866441

The address, including zip code, and telephone number, including area code, of each Co-Registrant’s principal executive offices is 4 Tesseneer Drive, Highland Heights, Kentucky 41076, (859) 572-8000.

The name, address, including zip code, and telephone number, including area code, of the agent for service of process of each Co-Registrant is Robert J. Siverd, Esq., c/o General Cable Corporation, 4 Tesseneer Drive, Highland Heights, Kentucky 41076, (859) 572-8000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Pursuant to the authority conferred by Section 102 of the Delaware General Corporation Law, as amended (“DGCL”), Article VII of the Registrant’s amended and restated certificate of incorporation contains provisions that eliminate personal liability of members of the Registrant’s board of directors for violations of their fiduciary duty of care. Neither the DGCL nor the Registrant’s amended and restated certificate of incorporation, however, limits the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the DGCL, or obtaining an improper personal benefit. Article VII of the Registrant’s amended and restated certificate of incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of the Registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Article XIV of the Registrant’s amended and restated by-laws provides that the Registrant is obligated to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant in which such person has been adjudged liable to the Registrant) by reason of the fact that he is or was a director, officer or employee of the Registrant, or is or was a director, officer or employee of the Registrant serving at the request of the Registrant as a director, officer, employee or agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the Registrant in which a claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, such person shall be indemnified only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought has determined that such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

The Registrant currently maintains insurance policies that provide coverage pursuant to which it will be reimbursed for amounts it may be required or permitted by law to pay to indemnify directors and officers.

Item 21.	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of the Company.**
3.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Initial S-1).
3.3	Certificate of Incorporation, as amended, of Diversified Contractors, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 (File No. 333-112744) of the Company filed with the Securities and Exchange Commission on February 12, 2004 (the “Form S-4”)).
3.4	Bylaws of Diversified Contractors, Inc. (incorporated by reference to Exhibit 3.4 to the Form S-4).
3.5	Certificate of Incorporation of Genca Corporation (incorporated by reference to Exhibit 3.5 to the Form S-4).
3.6	Bylaws of Genca Corporation (incorporated by reference to Exhibit 3.6 to the Form S-4).
3.7	Restated and Amended Certificate of Incorporation of General Cable Industries, Inc. (incorporated by reference to Exhibit 3.10 to the Form S-4).
3.8	Bylaws of General Cable Industries, Inc. (incorporated by reference to Exhibit 3.11 to the Form S-4).
3.9	Certificate of Formation, as amended, of General Cable Industries LLC (incorporated by reference to Exhibit 3.12 to the Form S-4).

3.10	Operating Agreement of General Cable Industries LLC (incorporated by reference to Exhibit 3.13 to the Form S-4).
3.11	Certificate of Formation of General Cable Management LLC (incorporated by reference to Exhibit 3.15 to the Form S-4).
3.12	Operating Agreement of General Cable Management LLC (incorporated by reference to Exhibit 3.16 to the Form S-4).
3.13	Certificate of Incorporation of General Cable Overseas Holdings, Inc. (incorporated by reference to Exhibit 3.18 to the Form S-4).
3.14	Bylaws of General Cable Overseas Holdings, Inc. (incorporated by reference to Exhibit 3.19 to the Form S-4).
3.15	Certificate of Incorporation, as amended, of General Cable Technologies Corporation (incorporated by reference to Exhibit 3.20 to the Form S-4).
3.16	Bylaws of General Cable Technologies Corporation (incorporated by reference to Exhibit 3.21 to the Form S-4).
3.17	Certificate of Limited Partnership of General Cable Texas Operations L.P. (incorporated by reference to Exhibit 3.22 to the Form S-4).
3.18	Limited Partnership Agreement of General Cable Texas Operations L.P., as amended (incorporated by reference to Exhibit 3.23 to the Form S-4).
3.19	Restated Certificate of Incorporation of GK Technologies, Incorporated (incorporated by reference to Exhibit 3.24 to the Form S-4).
3.20	Bylaws of GK Technologies, Incorporated (incorporated by reference to Exhibit 3.25 to the Form S-4).
3.21	Certificate of Incorporation, as amended, of Marathon Manufacturing Holdings, Inc. (incorporated by reference to Exhibit 3.26 to the Form S-4).
3.22	Bylaws of Marathon Manufacturing Holdings, Inc. (incorporated by reference to Exhibit 3.27 to the Form S-4).
3.23	Certificate of Incorporation, as amended, of Marathon Steel Company (incorporated by reference to Exhibit 3.28 to the Form S-4).
3.24	Bylaws of Marathon Steel Company (incorporated by reference to Exhibit 3.29 to the Form S-4).
3.25	Certificate of Incorporation, as amended, of MLTC Company (incorporated by reference to Exhibit 3.30 to the Form S-4).
3.26	Bylaws of MLTC Company (incorporated by reference to Exhibit 3.31 to the Form S-4).
4.1	Indenture, dated as of March 21, 2007, by and among the Company, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2007 (the “Form 8-K”).
4.2	Form of 7.125% Senior Fixed Rate Note due 2017 (included in Exhibit 4.1).
4.3	Form of Guarantee of obligations under 7.125% Senior Fixed Rate Notes due 2017 (included in Exhibit 4.1).
4.4	Form of Senior Floating Rate Note due 2015 (included in Exhibit 4.1).
4.5	Form of Guarantee of obligations of Senior Floating Rate Notes due 2015 (included in Exhibit 4.1).
4.6	Registration Rights Agreement dated March 21, 2007, by and among the Company, the subsidiary guarantors named therein and Goldman, Sachs & Co., as representative of the several purchasers named in Schedule I to the Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K).
5.1	Opinion of Blank Rome LLP.*
10.1	Purchase Agreement dated as of March 15, 2007, by and among the Company, the subsidiary guarantors named therein and Goldman, Sachs & Co., as representative of the several purchasers named in Schedule I to the Purchase Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K).
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 1-12983)).

21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 1-2983)).
23.1	Consent of Deloitte & Touche LLP.*
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in the signature page).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indenture.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*
99.3	Form of Letter to Clients.*
99.4	Form of Notice of Guaranteed Delivery.*

*	Filed previously.

**	Filed herewith.

Financial Statement Schedules

1.1. Schedule II Valuation and Qualifying Accounts (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 1-2983)).

Item 22.	Undertakings.

The undersigned Registrant and Co-Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Co-Registrants pursuant to the foregoing provisions, or otherwise, the Co-Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Co-Registrant of expenses incurred or paid by a director, officer or controlling person of a Co-Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Co-Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7) To supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highland Heights, Commonwealth of Kentucky, on the 11 day of June, 2007.

GENERAL CABLE CORPORATION

By:	/s/ Robert J. Siverd
Robert J. Siverd
Executive Vice President, General Counsel
and Secretary

Pursuant to the requirements of the Securities Act of 1933 this Post Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities of General Cable Corporation and on the dates indicated:

Signatures		Title	Date

* Gregory B. Kenny		Director, President and Chief Executive Officer (Principal Executive Officer)	June 11, 2007

* Brian J. Robinson		Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 11, 2007

/s/ Robert J. Siverd Robert J. Siverd		Executive Vice President, General Counsel and Secretary	June 11, 2007

* Gregory E. Lawton		Director	June 11, 2007

* Craig P. Omtvedt		Director	June 11, 2007

* Robert A. Smialek		Director	June 11, 2007

* John E. Welsh, III		Director	June 11, 2007

*By:	/s/ Robert J. Siverd Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highland Heights, Commonwealth of Kentucky, on the 11 day of June, 2007.

DIVERSIFIED CONTRACTORS, INC.
GENCA CORPORATION
GENERAL CABLE INDUSTRIES, INC.
GENERAL CABLE OVERSEAS HOLDINGS, INC.
GENERAL CABLE TECHNOLOGIES
  CORPORATION
GENERAL CABLE TEXAS OPERATIONS L.P.
GK TECHNOLOGIES, INCORPORATED
MARATHON MANUFACTURING
  HOLDINGS, INC.
MARATHON STEEL COMPANY
MLTC COMPANY
(Co-Registrants)

By:	/s/ Robert J. Siverd
Robert J. Siverd
Executive Vice President, General Counsel
and Secretary

Pursuant to the requirements of the Securities Act of 1933 this Post Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities of General Cable Corporation and on the dates indicated:

Signatures		Title	Date

* Gregory B. Kenny		President and Chief Operating Officer (Principal Executive Officer)	June 11, 2007

* Brian J. Robinson		Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 11, 2007

/s/ Robert J. Siverd Robert J. Siverd		Director, Executive Vice President, General Counsel and Secretary	June 11, 2007

*By:	/s/ Robert J. Siverd Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highland Heights, Commonwealth of Kentucky, on the 11 day of June, 2007.

GENERAL CABLE INDUSTRIES LLC
GENERAL CABLE MANAGEMENT LLC
(Co-Registrants)

By:	/s/ Robert J. Siverd
Robert J. Siverd
Executive Vice President, General Counsel
and Secretary

Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities of General Cable Corporation and on the dates indicated:

Signatures		Title	Date

* Gregory B. Kenny		President and Chief Operating Officer (Principal Executive Officer)	June 11, 2007

* Brian J. Robinson		Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 11, 2007

/s/ Robert J. Siverd Robert J. Siverd		Director, Executive Vice President, General Counsel and Secretary	June 11, 2007

*By:	/s/ Robert J. Siverd Attorney-In-Fact

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of the Company.**
3.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Initial S-1).
3.3	Certificate of Incorporation, as amended, of Diversified Contractors, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 (File No. 333-112744) of the Company filed with the Securities and Exchange Commission on February 12, 2004 (the “Form S-4”)).
3.4	Bylaws of Diversified Contractors, Inc. (incorporated by reference to Exhibit 3.4 to the Form S-4).
3.5	Certificate of Incorporation of Genca Corporation (incorporated by reference to Exhibit 3.5 to the Form S-4).
3.6	Bylaws of Genca Corporation (incorporated by reference to Exhibit 3.6 to the Form S-4).
3.7	Restated and Amended Certificate of Incorporation of General Cable Industries, Inc. (incorporated by reference to Exhibit 3.10 to the Form S-4).
3.8	Bylaws of General Cable Industries, Inc. (incorporated by reference to Exhibit 3.11 to the Form S-4).
3.9	Certificate of Formation, as amended, of General Cable Industries LLC (incorporated by reference to Exhibit 3.12 to the Form S-4).
3.10	Operating Agreement of General Cable Industries LLC (incorporated by reference to Exhibit 3.13 to the Form S-4).
3.11	Certificate of Formation of General Cable Management LLC (incorporated by reference to Exhibit 3.15 to the Form S-4).
3.12	Operating Agreement of General Cable Management LLC (incorporated by reference to Exhibit 3.16 to the Form S-4).
3.13	Certificate of Incorporation of General Cable Overseas Holdings, Inc. (incorporated by reference to Exhibit 3.18 to the Form S-4).
3.14	Bylaws of General Cable Overseas Holdings, Inc. (incorporated by reference to Exhibit 3.19 to the Form S-4).
3.15	Certificate of Incorporation, as amended, of General Cable Technologies Corporation (incorporated by reference to Exhibit 3.20 to the Form S-4).
3.16	Bylaws of General Cable Technologies Corporation (incorporated by reference to Exhibit 3.21 to the Form S-4).
3.17	Certificate of Limited Partnership of General Cable Texas Operations L.P. (incorporated by reference to Exhibit 3.22 to the Form S-4).
3.18	Limited Partnership Agreement of General Cable Texas Operations L.P., as amended (incorporated by reference to Exhibit 3.23 to the Form S-4).
3.19	Restated Certificate of Incorporation of GK Technologies, Incorporated (incorporated by reference to Exhibit 3.24 to the Form S-4).
3.20	Bylaws of GK Technologies, Incorporated (incorporated by reference to Exhibit 3.25 to the Form S-4).
3.21	Certificate of Incorporation, as amended, of Marathon Manufacturing Holdings, Inc. (incorporated by reference to Exhibit 3.26 to the Form S-4).
3.22	Bylaws of Marathon Manufacturing Holdings, Inc. (incorporated by reference to Exhibit 3.27 to the Form S-4).
3.23	Certificate of Incorporation, as amended, of Marathon Steel Company (incorporated by reference to Exhibit 3.28 to the Form S-4).
3.24	Bylaws of Marathon Steel Company (incorporated by reference to Exhibit 3.29 to the Form S-4).
3.25	Certificate of Incorporation, as amended, of MLTC Company (incorporated by reference to Exhibit 3.30 to the Form S-4).
3.26	Bylaws of MLTC Company (incorporated by reference to Exhibit 3.31 to the Form S-4).

4.1	Indenture, dated as of March 21, 2007, by and among the Company, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2007 (the “Form 8-K”).
4.2	Form of 7.125% Senior Fixed Rate Note due 2017 (included in Exhibit 4.1).
4.3	Form of Guarantee of obligations under 7.125% Senior Fixed Rate Notes due 2017 (included in Exhibit 4.1).
4.4	Form of Senior Floating Rate Note due 2015 (included in Exhibit 4.1).
4.5	Form of Guarantee of obligations of Senior Floating Rate Notes due 2015 (included in Exhibit 4.1).
4.6	Registration Rights Agreement dated March 21, 2007, by and among the Company, the subsidiary guarantors named therein and Goldman, Sachs & Co., as representative of the several purchasers named in Schedule I to the Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K).
5.1	Opinion of Blank Rome LLP.*
10.1	Purchase Agreement dated as of March 15, 2007, by and among the Company, the subsidiary guarantors named therein and Goldman, Sachs & Co., as representative of the several purchasers named in Schedule I to the Purchase Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K).
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 1-12983)).
21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 1-2983)).
23.1	Consent of Deloitte & Touche LLP.*
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in the signature page).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indenture.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*
99.3	Form of Letter to Clients.*
99.4	Form of Notice of Guaranteed Delivery

*	Filed previously.

**	Filed herewith.